Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-4) and related prospectus of CC Media Holdings, Inc. for the registration of 30,612,245 shares of its common stock and to the incorporation by reference therein of our report dated February 26, 2007, except for Note R, as to which the date is August 15, 2007, with respect to the consolidated financial statements and schedule of Clear Channel Communications, Inc., and of our report dated February 26, 2007, except for internal control over financial reporting related to Note R of the 2006 consolidated financial statements as to which the date is August 15, 2007, with respect to Clear Channel Communications, Inc. management’s assessment of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Clear Channel Communications, Inc., included in its Current Report on Form 8-K dated August 15, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Antonio, Texas
August 15, 2007